CONSENT OF INDEPENDENT AUDITORS
  We consent to the reference to our firm under the caption
  "Independent Auditors" and to the use of our report dated
  December 16, 2003, in the Registration Statement and related
  Prospectus of the UBS Pathfinders Trust, Treasury
  and Growth Stock Series Twenty Six.
  /s/ ERNST & YOUNG LLP
  New York, New York
  December 19, 2003